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                                                                    Exhibit 10.1

                            PATENT LICENSE AGREEMENT

         THIS PATENT LICENSE AGREEMENT (hereinafter "AGREEMENT"), effective as of March 26, 1999, is made and entered into by and between SI DIAMOND TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Texas, having its principal place of business at 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758, United States America (hereinafter "SIDT"), and CANON INC., a corporation organized and existing under the laws of Japan, having its principal place of business at 30-2, Shimomaruko 3 chome, Ohta-ku, Tokyo 146-8501, Japan (hereinafter "CANON"), sometimes each referred to hereinafter as a "party" and sometimes jointly referred to hereinafter as the "parties" to this AGREEMENT.

                                   WITNESSETH:

         WHEREAS, SIDT is now the owner of certain existing patents pertaining to electron field emission display technology and expects hereafter to obtain further patents to such technology -- such existing and further patents being collectively defined hereinafter as LICENSED PATENTS; and

         WHEREAS, CANON is desirous of acquiring a nonexclusive license, nonassertion and release as hereinafter described under such LICENSED PATENTS, and SIDT is willing to grant such license, nonassertion and release to CANON under the terms and conditions set forth in this AGREEMENT.

         NOW, THEREFORE, in consideration of the foregoing, the covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, SIDT and CANON agree as follows:

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                             ARTICLE 1 - DEFINITIONS

         In this AGREEMENT, the following capitalized words and phrases shall have the respective meanings as set forth below:

         1.1 "EFFECTIVE DATE" shall mean the date first above written, to full execution hereof by the parties.

         1.2 "TERM" shall mean the time period specified in Article 3 herein.

         1.3 "SUBSIDIARY" shall mean any corporation, company or other entity as to which party, now or hereafter at any time during the TERM of this
AGREEMENT:

                  (a) owns or controls directly or indirectly more than fifty percent (50%) (by nominal value or number of units) of the outstanding stock conferring the right to vote at general meetings; or

                  (b) has the right to elect the majority of the board of directors or its equivalent; or

                  (c) has the right directly or indirectly to appoint or remove management; but such corporation, company or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists.

         1.4 "ELECTION FIELD EMISSION DISPLAY DEVICE" shall mean a display device having an electron emitting display panel which comprises (a) electron emitting devices each of which emits electrons when subject to a predetermined electric potential difference and (b) phosphor spaced with or without one or more spacers from the electron emitting devices; (i) wherein the display device may further comprise elements, parts, components, subassemblies, subsystems, models, units, accessories and software designed for incorporation or use in or for


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use with the display device, including without limitation, a drive circuit, an image interface and a control circuit device; (ii) wherein the electron emitting display panel may further comprise an acceleration electrode to accelerate the electrons emitted from the electron emitting devices, a getter and/or other instrumentalities; (iii) wherein the drive circuit may comprise a circuit to apply drive signals to the electron emitting devices, a circuit to apply to the acceleration electrode an electric potential for acceleration, a driver, a carrier package with a driver, a driver circuit board and/or other instrumentalities; (iv) wherein the image interface may comprise a circuit to receive an image signal and/or image information from the outside, a receiver circuit, a separator circuit, a decoded circuit and/or other instrumentalities; and (v) wherein the control circuit device may comprise a circuit device to control the driver circuit, a sensor, controller, CPU, memory, a power source control circuit and/or other instrumentalities.

         1.5 "EXCLUDED ELECTRON FIELD EMISSION DISPLAY MODULE" shall mean an electron emission display module of an electron field emission type, having
(a) a faceplate with an image display frame segmented into MxN (wherein M and N are integers greater than one) pixel units arranged in neighboring contact, without any substantial space, with each other in a matrix array so that there are M pixel units in the horizontal or row direction and N pixel units in the vertical or column direction, each pixel unit Aij ("i" is a suffix to show the i-th row and "j" is a suffix to show the j-th column) having the same predetermined geometric (square, rectangular, polygon, round, oval, etc.) shape and size and the geometrical center of gravity of each of said MxN pixel units meeting with the corresponded lattice point of MxN matrix, and said each pixel unit consisting of a red phosphor surface element, a green phosphor surface element, a blue phosphor surface element and a black matrix surrounding each of such red, green and blue phosphor surface elements without any substantial space therebetween, the



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red, green and blue phosphor surface elements being arranged closely to and neighboring each other with the black matrix therebetween, the red, green and blue phosphor elements are arranged repeatedly and regularly without variation throughout the entire image display frame; and (b) a cathode plate for supporting a cathode surface facing the image display frame and segmented into MxN (where M and N are the same as those of the pixel units) cathode units arranged in neighboring contact, without any substantial space, with each other in a matrix array substantially the same as the pixel unit array so that there are M cathode units in the horizontal or row direction and N cathode units in the vertical or column direction, each cathode unit Bij ("i" is a suffix to show the i-th row and "j" is a suffix to show the j-th column) having the same predetermined geometric (square, rectangular, polygon, round, oval, etc.) shape and size and the geometrical center gravity of each of said MxN cathode units meeting with the corresponded lattice point of MxN matrix, and said each cathode unit comprising electron emission sites provided respectively for the respective red, green and blue phosphor elements of a pixel unit Aij to energize such red, green and a blue phosphor elements respectively and independently, each site emitting electrons when subject to a predetermined electric potential difference, the faceplate and the cathode plate being arranged such that the pixel unit Aij is spaced from the cathode unit Bij; and (c) wherein the display module may further have an extraction grid arranged between the faceplate and the cathode plate to cover the entire cathode surface, to which extraction grid an electric potential to cause electrons emitted from the electron emission sites is applied; and (d) wherein the display module may further have a focus grid arranged between the extraction grid and the faceplate to focus the electrons passing through the extraction grid onto the pixels of the image display frame; wherein (i) the cathode plate, extraction grid (if utilized), focus grid (if


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utilized) and faceplate are arranged and closed in a glass seated vacuum enclosure so that the pixel unit Aij having the same row and column suffix numbers i and j as that of the cathode unit element Bij is positioned right above such cathode unit Bij and the electrons emitted from such cathode unit Bij energize only the phosphor surface elements of such pixel unit Aij having the same row and column suffix numbers i and j as that of the said cathode unit Bij; wherein (ii) the display device module is specifically designed with the glass enclosure having side surfaces and the glass enclosure, faceplate and image display frame having almost the same size so that when a plurality of the display device modules are arranged in rows and columns, with the respective side surfaces of the respective glass enclosures closely neighboring each other and forming a large picture frame, breaks between the image display frames are used for insulation and/or protection between the image display frames; wherein
(iii) the shortest distance between the geometrical centers of gravity of any two phosphor surface elements of a same color is five millimeters (5mm) or greater and the shortest distance between the geometrical centers of gravity of any two neighboring pixel units is five millimeters (5mm) or greater; wherein
(iv) the shortest distance between the geometrical centers of gravity of any two neighboring cathode units is five millimeters (5mm) or greater; and wherein (v) the normal passing through the geometrical center of gravity of the pixel unit Aij coincides with the normal passing through the geometrical center of gravity of thecathode unit Bij having the same row and column suffix numbers as that of the said pixel unit Aij and paired with such unit Aij.

         1.6 "EXCLUDED PRODUCTS" shall mean an EXCLUDED ELECTRON FIELD EMISSION DISPLAY MODULE and a matrix array of regularly arranged EXCLUDED ELECTRON FIELD EMISSION DISPLAY MODULES.


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         1.7      "LICENSED PRODUCTS" shall mean (a) all electron field emitting display panels; (b) all ELECTRON FIELD EMISSION DISPLAY DEVICES; (c) all products of any form, type or kind having an ELECTRON FIELD EMISSION DISPLAY DEVICE; (d) all elements, parts, components, subassemblies, subsystems, modules, units, accessories and software designed for incorporation or use in or for use with any of the products of foregoing items (a), (b) and (c), wherein this item
(d) includes, without limitation, electron emitting devices, phosphors, spacers, acceleration electrode, getter, drive circuit, image interface, control circuit device and electron emitting display panel; and (e) all replacement parts and service parts for any of the foregoing items (a), (b), (c) and (d); and (f) all instrumentalities or aggregate of instrumentalities for use in the manufacture of any of the foregoing items (a), (b), (c), (d) and (e). The term LICENSED PRODUCTS shall not include the EXCLUDED PRODUCTS.

         1.8 "LICENSED PATENTS" shall mean all patents and patent applications throughout the world, including utility models, design patents and design registration, and applications therefor (hereinafter in this AGREEMENT referred to as "PATENTS"), which are, now or hereafter at any time during the TERM of this AGREEMENT, owned or controlled or licensable by SIDT and/or any of its SUBSIDIARIES and have one or more claims which cover or are otherwise applicable to the LICENSED PRODUCTS or any method or process involved in the manufacture or use thereof, all parents, divisions, continuations and continuations in part of any of said patent applications, whether so related to said patent applications directly or through one or more intervening patent applications; all patents issuing on any of the foregoing patent applications; and all reissues, reexaminations, renewals and extensions of any of the foregoing patents. LICENSED PATENTS shall include, but shall not be limited to, the patents and patent


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applications of the United States and other countries listed in attached Exhibit
A. For the purpose of this AGREEMENT, the term LICENSED PATENTS shall include all PATENTS, which are, now or hereafter at any time during the TERM of this AGREEMENT, owned or controlled or licensable by SIDT and/or any of its SUBSIDIARIES and cover or are otherwise applicable to the EXCLUDED PRODUCTS or EXCLUDED ELECTRON FIELD EMISSION DISPLAY MODULE if such PATENTS also cover or are otherwise applicable to the LICENSED PRODUCTS or any method or process involved in the manufacture or use thereof.

         1.9 "EMPLOYEE AND/OR CO-OWNED PATENTS" shall mean all PATENTS (a) which are not LICENSED PATENTS and cover or are otherwise applicable to any of
(i) LICENSED PRODUCTS, (ii) both of LICENSED PRODUCTS and EXCLUDED PRODUCTS,
(iii) both of LICENSED PRODUCTS and EXCLUDED FIELD ELECTRON EMISSION DISPLAY MODULE and (iv) any method or process involved in the manufacture or use of any of the foregoing and (b) which either (1) claim inventions that are made solely or jointly with a third party by an employee, officer, agent and/or consultant of SIDT or any of its SUBSIDIARIES in, or as a result of, the performance of research, development, technical or other work for or with SIDT or any of its SUBSIDIARIES or (2) are co-owned by SIDT and/or its SUBSIDIARIES and a third party. The term EMPLOYEE AND/OR CO-OWNED PATENTS shall not include PATENTS (a) which are entitled to an effective filing date subsequent to the EFFECTIVE DATE of this AGREEMENT, and (b) which claim inventions that are made after the EFFECTIVE DATE of this AGREEMENT jointly by one or more employees of SIDT or any of its SUBSIDIARIES and a third party in, or as a result of their work in the course of their employment, and (c) which are co-owned by SIDT and/or its


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SUBSIDIARIES and a third party, and (d) under which SIDT and any of its
SUBSIDIARIES do not have the right to grant licenses.

                            ARTICLE 2 - LICENSE GRANT

                            NONASSERTION AND RELEASE

         2.1      Subject to payment to SIDT of the lump sum amount under
Article 4, SIDT on behalf of itself and its SUBSIDIARIES hereby grants to CANON and its SUBSIDIARIES a fully paid-up, worldwide, royalty-free, irrevocable, perpetual, nonexclusive license (without the right to sublicense) under the LICENSED PATENTS to import, make, have made, use, sell, offer for sale, lease or otherwise dispose of LICENSED PRODUCTS throughout the world and to practice or have practiced throughout the world any method or process in the manufacture or use thereof.

         2.2 The license grant in Paragraph 2.1 herein shall extend to all of CANON's and its SUBSIDIARIES' supplies, distributors, dealers, agents, customers and users (whether direct or indirect) with respect to all LICENSED PRODUCTS which, in whole or in part, are imported, made, have made, used, sold, offered for sale, leased or otherwise disposed of by or for CANON or any of its SUBSIDIARIES throughout the world.

         2.3      Subject to payment to SIDT of the lump sum amount under
Article 4, as to all LICENSED PRODUCTS which, in whole or in part, are imported, made, have made, used, sold, offered for sale, leased or otherwise disposed of by or for CANON or any of its SUBSIDIARIES, SIDT on behalf of itself and its SUBSIDIARIES hereby forever releases and discharges worldwide CANON and its SUBSIDIARIES, and their respective distributors, dealers, agents,


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customers and users (whether direct or indirect) from any and all claims which they may now have or which may arise hereafter for alleged infringement, either direct, inducement and/or contributory, of any of the LICENSED PATENTS, and SIDT and its SUBSIDIARIES each hereby forever agrees worldwide not to assert any of the LICENSED PATENTS and forever agrees worldwide not to institute or continue any administrative proceeding or judicial action for infringement, either direct, inducement and/or contributory, based on any of the LICENSED PATENTS, against CANON and its SUBSIDIARIES, and their respective distributors. dealers, agents, customers and users (whether direct or indirect).

                                ARTICLE 3 - TERM

         3.1 This AGREEMENT shall commence as of the EFFECTIVE DATE and shall continue in full force and effect until expiration of the last to expire of the LICENSED PATENTS, except that the license, nonassertion and release granted in Article 2 herein and Articles 5 and 7 hereof are perpetual and shall survive termination of this AGREEMENT.

                               ARTICLE 4 - PAYMENT

         4.1 In full and complete consideration for the license, nonassertion and release granted in Article 2 and the indemnification under
Article 7 herein, CANON agrees to pay SIDT a one time lump sum of Five Million Five Hundred Fifty-five Thousand Five Hundred Fifty-five U.S. Dollars and Fifty-five U.S. Cents (US $5,555,555.55) within fifteen (15) days following CANON's receipt of the duplicate originals of this AGREEMENT duly executed by SIDT. This lump sum shall be paid by wire transfer to the following bank account of SIDT:



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           Bank:                    Chase Bank Texas
                                    P.O. Box 2558
                                    Houston, Texas 77252-8063

         ABA Routing Number:        113000609
         Account Number:            081-00053751

         Account Name:              SI Diamond Technology, Inc.
                                    3006 Longhorn Boulevard, Suite 107
                                    Austin, Texas 78758

         4.2 All taxes imposed as a result of the existence or performance of this AGREEMENT shall be borne and paid by the party required to do so by applicable law. If so required, CANON shall withhold from payment to SIDT under paragraph 4.1 herein, the amount of any taxes levied on such payment by the Government by Japan, shall effect payment to the appropriate tax authority of Japan of taxes so withheld, and shall transmit to SIDT official receipts issued by such tax authorities.

                     ARTICLE 5 - WARRANTIES AND DISCLAIMERS

         5.1      SIDT makes the following warranties:

                  (a) SIDT and/or its SUBSIDIARIES own the entire right, title and interest in and to the LICENSED PATENTS and the inventions disclosed and claimed therein;

                  (b) SIDT has the right to enter into this AGREEMENT with CANON on its own behalf and on behalf of its SUBSIDIARIES;

                  (c) there are no liens, conveyances, mortgages, assignments, encumbrances or agreements which would prevent or impair the full and complete exercise of the license, nonassertion and release granted by SIDT and its SUBSIDIARIES under this AGREEMENT;

                  (d) SIDT and its SUBSIDIARIES have not entered into and shall not enter into any agreements which would interfere with the license, nonassertion and release granted under this AGREEMENT;



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                  (e)      as to inventions that are made by an employee,
officer, agent and/or consultant of SIDT or any of its SUBSIDIARIES and cover or are otherwise applicable to LICENSED PRODUCTS or any method or process involved in the manufacture or use thereof, SIDT and its SUBSIDIARIES shall devote their best efforts so that such inventions and patent applications and patents therefor will be qualified as LICENSED PATENTS;

                  (f) SIDT will provide CANON, from time to time as CANON may request, and in any event at the end of each calendar year during the TERM of this AGREEMENT, with a latest list of all patents and patent applications throughout the world, including utility models, design patents and design registrations, and applications therefor, which meet the definition of the LICENSED PATENTS and promptly answer to any question from CANON relating to the LICENSED PATENTS; and

                  (g) all the PATENTS (1) which have one or more claims that cover or are otherwise applicable to any of (i) LICENSED PRODUCTS, (ii) both of LICENSED PRODUCTS and EXCLUDED PRODUCTS, (iii) both of LICENSED PRODUCTS and EXCLUDED ELECTRON FIELD EMISSION DISPLAY MODULE and (iv) any method or process involved in the manufacture or use any of the foregoing items (i) through (iii), and (2) which are entitled to an effective filing date on or prior to the EFFECTIVE DATE of this AGREEMENT, and (3) which either describe or disclose inventions made solely by one or more employees, officers, agents and/or consultants of SIDT or any of its SUBSIDIARIES in, or as a result of, the performance of research, development, technical or other work for or with SIDT or any of its SUBSIDIARIES, or describe or disclose inventions made jointly by one or more employees, officers, agents and/or consultants of SIDT or any of its SUBSIDIARIES and a third



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party or its one or more employees in, or as a result of, the performance of research, development, technical or other work for or with SIDT or any of its SUBSIDIARIES or are co-owned with a third party, are licensed and granted to CANON and its SUBSIDIARIES in this AGREEMENT as the LICENSED PATENTS defined in paragraph 1.8 hereof.

         5.2 CANON warrants and represents that it has the right to enter into this AGREEMENT on its behalf and on behalf of its SUBSIDIARIES.

         5.3 Nothing contained in this AGREEMENT shall be construed as a grant, expressly or impliedly, of any license, nonassertion, release or otherwise by CANON or any of its SUBSIDIARIES to SIDT or its SUBSIDIARIES under any patent, patent application, trademark, tradename, copyright, knowhow, or any other intellectual property right owned or controlled in whole or in part, by CANON or any of its SUBSIDIARIES.

         5.4 Nothing herein contained shall be construed as an admission by CANON or any of its SUBSIDIARIES that they have infringed any of the LICENSED PATENTS or that any of the LICENSED PATENTS are valid and/or enforceable.

         5.5 Nothing in this AGREEMENT shall be construed as conferring an obligation upon SIDT to file any patent application, or to secure any patent or patent right or to maintain any patent in force or to bring or prosecute any action or suit against third parties for infringement; provided, however, that when SIDT or any of its SUBSIDIARIES wishes to abandon or cease the maintenance of any LICENSED PATENT, SIDT shall promptly give notice to CANON in that effect and confirm with CANON its intention as to the disposition of such LICENSED PATENT and when CANON so wishes, SIDT or its SUBSIDIARIES shall assign and transfer such LICENSED PATENT to CANON.


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         5.6      Nothing in this AGREEMENT shall be construed as a
representation or warranty by SIDT or its SUBSIDIARIES with respect to the validity and/or enforceability of the LICENSED PATENTS, or that the LICENSED PRODUCTS are free of claims of infringement of the intellectual property rights of third parties.

         5.7 EXCEPT AS SPECIFICALLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED (INCLUDING BUT NOT LIMITED TO A WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

                             ARTICLE 6 - LIMITATIONS

         6.1 No party shall assign or otherwise transfer this AGREEMENT and the rights or obligations under this AGREEMENT without prior written consent of the other party, except a party may assign or otherwise transfer this AGREEMENT and the rights or obligations under this AGREEMENT without prior written consent of the other party to any corporation, company or other entity succeeding to the entire business and assets (including research, development, manufacture and sales) of such party and its SUBSIDIARIES in ELECTRON FIELD EMISSION DISPLAY DEVICE, provided the assigning or transferring party shall have such corporation, company or other entity execute and deliver to the other party an instrument in writing agreeing to be bound by the provisions of this AGREEMENT.

         6.2 Notwithstanding SIDT's assignment or transfer of this AGREEMENT to any corporation, company or other entity as permitted in paragraph
6.1 herein, SIDT and its SUBSIDIARIES shall remain liable under this AGREEMENT with respect to any PATENTS which fall in the definition of LICENSED PATENTS and are thereafter at any time during the



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TERM of this AGREEMENT owned or controlled or licensable by SIDT and/or its
SUBSIDIARIES, and the provisions of this AGREEMENT (including the license, nonassertion and release of Article 2 and the indemnification under Article 7) shall apply with respect to such PATENTS.

         6.3 SIDT and its SUBSIDIARIES shall not assign or transfer, or grant any right under the LICENSED PATENTS unless, prior to such assignment or transfer, or grant, SIDT or its SUBSIDIARIES notifies the assignee, transferee or grantee of the license, nonassertion and release granted to CANON and its SUBSIDIARIES under the LICENSED PATENTS in this AGREEMENT, and such assignment or transfer, or grant is expressly made subject to such license, nonassertion and release granted to CANON and its SUBSIDIARIES. SIDT and its SUBSIDIARIES shall have such assignee or licensee of any such LICENSED PATENTS execute and deliver to CANON an instrument in writing agreeing to the license, nonassertion and release granted to CANON and its SUBSIDIARIES under such LICENSED PATENTS in this AGREEMENT.

         6.4 This AGREEMENT constitutes the entire understanding and agreement of the parties pertaining to the matters set forth herein, and supersedes all prior agreements, proposals, understandings, negotiations and discussions of the parties regarding the subject matter thereof.

         6.5 No amendment, supplement, modification or waiver of this AGREEMENT shall be binding unless executed in writing by authorized representatives of both parties.

         6.6 This AGREEMENT shall be executed in duplicate, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         6.7 All notices which may be or are required to be given under this AGREEMENT shall be in writing and shall be deemed given ten (10) days after posting by registered or certified


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air mail, postage prepaid, addressed to the addresses specified below or such changed address as the addressee shall be specifically provided by notice given in conformity with this paragraph:

         Notices to SIDT shall be addressed as follows:
                  Dr. Zvi Yaniv
                  President
                  SI Diamond Technology, Inc.
                  3006 Longhorn Blvd., Suite 107
                  Austin, Texas 78758 U.S.A.

         Notices to CANON shall be addressed as follows:

                  Chief General Manager
                  Corporate Intellectual Property and Legal Headquarters Canon Inc.
                  30-2 Shimomaruko 3 chome
                  Ohta-ky, Tokyo  146-8501, Japan

         6.8 This AGREEMENT shall be construed by and interpreted in accordance with the laws of the state of New York, United States of America, exclusive of its choice of law provisions. All questions concerning the construction or effect of patent applications and patents shall be decided in accordance with the laws of the country in which the particular patent application or patent concerned has been filed or granted, as the case may be.

                           ARTICLE 7 - INDEMNIFICATION

         7.1 SIDT on behalf of itself and its SUBSIDIARIES hereby indemnifies CANON and its SUBSIDIARIES for each of the following:

                  (a) all payments made to any third party for any license granted to CANON and/or its SUBSIDIARIES by said third party under one or more of the EMPLOYEE AND/OR CO-OWNED PATENTS; and



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                  (b)      all damages awarded against CANON and/or its
SUBSIDIARIES in any legal action for infringement of one or more of the EMPLOYEE AND/OR CO-OWNED PATENTS.

         7.2 CANON and its SUBSIDIARIES shall give SIDT ninety (90) days advance written notice prior to taking action for a claim for indemnification under paragraph 7. 1 herein.

                           ARTICLE 8 - CONFIDENTIALITY

         8.1 SIDT, CANON and their SUBSIDIARIES, employees, officers and directors shall keep the terms of this AGREEMENT confidential except:

                  (a)      with the prior written consent of the other party; or

                  (b) as may be required under law for the legal enactment or performance of the terms and conditions of this AGREEMENT; or

                  (c) as otherwise may be required by law or as may be ordered by a court of competent jurisdiction or other governmental or quasi governmental authority.

         8.2 In no event shall the provisions of paragraph 8.1 herein be construed to prevent either party from referring only to the existence of this AGREEMENT.

         8.3 Notwithstanding paragraphs 8.1 and 8.2 herein, SIDT may mention to a candidate of SIDT licensee who is interested in obtaining a license for an electron emission display device under SIDT's United States Patent Nos. 5,679,043 and 5,763,997 the fact that CANON has obtained a license under such SIDT patents, without referring to any other terms of this AGREEMENT.

         IN WITNESS WHEREOF, this AGREEMENT has been duly executed by the parties to be effective as of the EFFECTIVE DATE.


SI DIAMOND TECHNOLOGY, INC.                  CANON INC.

By:  /s/ Marc W. Eller                       By:  /s/ Fujio Mitarai
     -----------------                            -----------------
     Marc W. Eller                                Fujio Mitarai

     Title:   Chairman & CEO                      Title:   President & CEO














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